                              EMPLOYMENT AGREEMENT

          This AGREEMENT, is made effective as of August 1, 1996, by and between Bankers Federal Savings FSB ("Bank"), a corporation organized under the laws of the United States, with its principal administrative office at 110 William Street, New York, New York, and James A. Randall ("Executive"). Any reference to "Holding Company" herein shall mean BFS Bankorp, Inc., or any successor thereto, which is the parent holding company of the Bank.

     WHEREAS, the Bank wishes to assure itself of the continued services of Executive for the period provided in this Agreement; and

     WHEREAS, Executive is willing to continue to serve in the employ of the Bank on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES.

     During the period of his employment hereunder, Executive agrees to serve as a member of the Board of Directors, and President and Chief Executive Officer, of the Bank. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Bank, subject to the Bank agreeing to indemnify Executive for his services in such capacity. Failure to reelect Executive as President and Chief Executive Officer, or the failure to elect Executive to the Board of Directors, without the consent of the Executive, shall constitute an Event of Termination under Section 4 of this Agreement, or, if applicable, a termination of employment for purposes of
Section 5 of this Agreement.

2.   TERMS AND DUTIES.

     (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Unless Notice to the contrary (as provided below) is given to the Executive, each year as of December 1 this Agreement shall automatically extend for an additional year, such that the remaining term of the Agreement shall be thirty-six months. If Notice is given to the Executive, this Agreement shall terminate at the end of thirty-six months following December 1 of the year in which the Notice is given. For purposes of this Section 2, Notice means a written Notice to the Executive of the non-extension of this Agreement. Such Notice must be given to the Executive no later than November l of any year to be effective on December 1 of that year. The Board of Directors of the Bank ("Board") will conduct a performance evaluation of the Executive, on at least an annual basis and prior to every anniversary date, for purposes of determining whether to extend the Agreement and give notice of renewal, and the results thereof shall be included in the minutes of the Board's meeting and communicated to Executive.

     (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank and any subsidiary of the Bank; provided, however, that Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement.

3.   COMPENSATION AND REIMBURSEMENT.

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). The Bank shall pay Executive as compensation a salary of not less than $260,000 per year ("Base Salary"). Such salary shall be payable no less frequently than bi-monthly. During the period of this Agreement, Executive's salary shall be reviewed at least annually; the first such review will be made no later than December 1, 1996. Such review shall be conducted by a Committee designated by the Board, and such Committee may increase (but not decrease) the Base Salary. In addition to the salary provided in this Section 3(a), the Bank shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank.

     (b) The Bank will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including retirement plans, stock option plans, stock bonus plans, pension plans, profit-sharing plans, health-and-accident plan, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Bank in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

     (c) In addition to the salary provided for by paragraph (a) of this Section 3, the Bank shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4.   PAYMENTS TO EXECUTIVE UPON TERMINATION OF EMPLOYMENT.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Bank of Executive's full-time employment hereunder for any reason other than following a Change in Control, as defined in Section 5(a) hereof or termination for Cause, as defined in Section 8 hereof, or the nonrenewal of this Agreement pursuant to Section 2(a) hereof; (ii) Executive's resignation from the Bank's employ, upon any (A) failure to elect or reelect or to appoint or reappoint Executive as President and Chief Executive Officer, or to elect Executive to the Board of Directors, of the Bank , (B) material change in Executive's function, duties, or responsibilities or scope from the position and attributes thereof described in Section 1 above, to which Executive has not agreed in writing (and any such material change shall be deemed a continuing breach of this Agreement), (C) liquidation, dissolution, consolidation, or merger of the Bank or the Holding Company in which the Bank or the Holding Company is not the resulting entity, or transfer of all or substantially all of the assets of the Bank or Holding Company in which the Bank or the Holding Company is not the resulting entity, and to which Executive does not consent, or
(D) breach of this Agreement by the Bank. Upon the occurrence of any event described in the last clause of Section 4(a)(i) above, or in Section 4(ii) (A),
(B), (C) or (D), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days' prior written notice given within a reasonable period of time (not to exceed, except in the case of a continuing breach, four calendar months) after the event giving rise to said right to elect, which termination by Executive shall be an Event of Termination.

     (b) Upon the occurrence of an Event of Termination, the Bank shall pay Executive, or, in the event of his subsequent death (subsequent to an Event of Termination), his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, an amount equal to three times the sum of: (i) the highest annual rate of Base Salary paid to Executive at any time under this Agreement, and (ii) the greater of (x) the average annual cash bonus paid to Executive with respect to the three completed fiscal years prior to the Event of Termination, or (y) the cash bonus paid to Executive with
respect to the fiscal year ended prior to the Event of Termination.   At the
election of the Executive pursuant to Section 4(d), such payments shall be made in a lump sum or paid in equal monthly amounts during the period over which payments are to be made, following the Executive's termination.

     (c) Upon the occurrence of an Event of Termination, the Bank will cause to be continued life, health and disability insurance coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination. Such coverage shall cease upon the earlier of Executive's employment by another employer (which employer offers substantially similar life, health and disability insurance coverage as provided to Executive prior to the Event of Termination) or thirty-six (36) months following such termination.

     (d) During the term of this Agreement Executive may, on an annual basis, provide the Employer with his election as to whether the cash benefits due Executive under this Agreement shall be paid to Executive in a lump sum or in equal monthly payment over a period of thirty-six (36) months. Executive's election as to the distribution of benefits shall be made on a form provided by the Employer. Such election shall be irrevocable for the year for which such election is made. In the event of Executive's termination prior to the making of an election pursuant to this subsection 4(d), the Employer, at its discretion, shall determine whether the payments shall be made to the Executive in a lump sum or in equal monthly payments.

5.   CHANGE OF CONTROL.

     (a) No benefit shall be payable under this Section 5 unless there shall have been a Change in Control of the Bank or Holding Company, as set forth below. For purposes of this Agreement, a "Change in Control" of the Bank or Holding Company shall mean an event, which occurs subsequent to the date of this Agreement, of a nature that: (i) would be required to be reported by the Holding Company in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a change in control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency) thereunder; or (iii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities representing 20% or more of a class of securities of the Bank or Holding Company ordinarily having the right to vote at the election of directors ("Voting Securities"), except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust established with the approval of the Incumbent Board (as defined below), and except that an investment advisor shall not be deemed to acquire the voting stock of its advisee if the advisor votes the stock only upon instruction from the beneficial owner, and does not provide the beneficial owner with advice concerning the voting of such stock; or
(b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's shareholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a merger, consolidation or sale of all or substantially all the assets of the Bank or the Holding Company occurs unless such merger or consolidation or sale of assets shall have been affirmatively recommended to the Holding Company's stockholders by a majority of the Incumbent Board; or (d) a proxy statement soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a Plan of Reorganization, merger or consolidation of the Holding Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed, unless the reorganization, merger or consolidation shall have been affirmatively recommended to the Holding Company's stockholders by a majority of the members of the Incumbent Board; or (e) a tender offer is made for 20% or more of the voting securities of the Bank or Holding Company. Notwithstanding the foregoing provisions of Section 5(a), as to any acquisition of shares of Voting Securities by BFS Gould, Inc., Gould Investors L.P., Fredric H. Gould or any person or entity affiliated with such person or entities, under their direct or indirect control, or acting on their behalf or in concert with them (collectively referred to as "Gould"), a Change in Control shall not be deemed to have occurred unless Gould shall have acquired more than seventy-five percent (75%) of a class of Voting Securities.

     (b) If any of the events described in Section 5(a) hereof constituting a Change in Control shall have occurred or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c) and (d) of this Section 5 upon his subsequent termination of employment by the Bank any time during the term of this Agreement, unless such termination is (A) because of his death or Retirement, or, (B) for Cause or Disability. A termination of Executive's employment by the Bank following a Change in Control shall be deemed to have occurred upon any material change in Executive's function, duties, title, or responsibilities or scope from the position and attributes thereof described in Section 1 above, or upon any reduction in Executive's Base Salary, to which Executive has not agreed in writing.

     (c) Upon the occurrence of a Change in Control followed by the termination of Executive's employment by the Bank (including a termination referred to in the last sentence of Section 5(b) above), the Bank shall pay Executive, or, in the event of his subsequent death (subsequent to an Event of Termination), his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, an amount equal to three times the sum of:
(i) the highest annual rate of Base Salary paid to Executive at any time under this Agreement, and (ii) the greater of (x) the average annual cash bonus paid to Executive with respect to the three completed fiscal years prior to the Event of Termination, or (y) the cash bonus paid to Executive with respect to the fiscal year ended prior to the Event of Termination. Upon a Change in Control, and whether or not the Bank terminates Executive's employment (including a termination referred to in the last sentence of Section 5(b) above), Executive shall have the right to elect to terminate his employment with the Bank (during the term of this Agreement), and the Bank shall pay Executive, or, in the event of his subsequent death (subsequent to such termination by Executive), his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, an amount equal to three times the highest annual rate of Base Salary paid to Executive at any time under this Agreement. At the election of the Executive pursuant to Section 4(d), such payment may be made in a lump sum or paid monthly during the thirty-six (36) months following the Executive's termination.

     (d) Upon the occurrence of a Change in Control followed by the Executive's termination of employment (including a termination referred to in the last sentence of Section 5(b) above), the Bank will cause to be continued life, health and disability insurance coverage substantially identical to the coverage maintained by the Bank for Executive prior to his severance. Such coverage shall cease upon the earlier of Executive's employment by another employer (which employer offers substantially similar life, health and disability insurance coverage as provided to Executive prior to the termination) or thirty-six (36) months following such termination.


6.   TERMINATION FOR DISABILITY.

     (a) If, as a result of Executive's incapacity due to physical or mental illness, he shall have been absent from his duties with the Bank on a full-time basis for twelve (12) consecutive months, and within thirty (30) days after written notice of potential termination is given he shall not have returned to the full-time performance of his duties, the Bank may terminate Executive's employment for "Disability".

     (b) During the first twelve months of the Executive's disability referred to in (a), the Bank will pay Executive, as disability pay, a monthly payment equal to the Executive's monthly rate of Base Salary on the effective date of such termination. Thereafter, such payments will equal 3/4 of the Executive's monthly rate of Base Salary. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier (i) the date Executive returns to the full-time employment with the Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer at an annual salary equal to or greater than the Base Salary in effect at the date of Disability; (iii) Executive attaining the normal age of retirement; or (iv) Executive's death. The Bank shall obtain disability income insurance coverage (at the Bank's expense) to satisfy its potential obligations under this section.

     (c) The Bank will cause to be continued life, health and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination for Disability. This coverage shall cease upon the earlier of (i) the date Executive returns to the full-time employment of the Bank, in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer, if Executive is provided, or had available to him, coverage substantially equal to or better than that provided by the Bank or the Company; (iii) Executive's attaining the normal age of retirement, or (iv) the Executive's death.

     (d) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to Executive during any period during which Executive is incapable of performing his duties hereunder by reason of temporary disability.


7. TERMINATION UPON RETIREMENT.

    Termination by the Bank of the Executive based on "Retirement" shall mean retirement at normal retirement age in accordance with the Bank's qualified retirement plan, or in accordance with any retirement arrangement established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Bank or other plans to which Executive is a party. In addition, the Bank will cause to be continued life and health coverage substantially identical to the coverage maintained by the Bank for Executive prior to his Retirement until his death.

8.   TERMINATION FOR CAUSE.

     The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry. Executive shall be deemed to have been terminated for Cause when there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the members of the Board (for purposes of determining the number of directors and whether there has been a two-thirds vote of the Board, members designated to serve as directors by a stockholder (or group of stockholders) who own more than 25% of the shares of Common Stock of the Bank or Holding Company shall be excluded) at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after receipt of Notice of Termination for Cause.


9.   NOTICE.

     Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and, if termination is for Cause, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. "Date of Termination" shall mean such date specified in the Notice, which shall in no event be less than thirty
(30) days after a Notice of Termination is given. Upon notice of termination for Cause, which termination is disputed by Executive in writing, the parties shall promptly proceed to arbitration of the dispute in accordance with Section 21 of this Agreement. If it shall be subsequently determined in arbitration that grounds for Termination for Cause did not exist, Executive shall be entitled to the payments specified in Sections 4 and 5, as applicable, hereof.

10.  POST-TERMINATION OBLIGATIONS.

     (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section 10 during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party. Executive shall be reimbursed for his reasonable expenses, including attorney fees, incurred hereunder.

11.  NON-COMPETITION.

     Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, or other federal banking agency with jurisdiction over the Bank or Executive) Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank. In the event of a breach or threatened breach by the Executive of the provisions of this Section 11, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed, provided Executive has been informed by the Bank of its views that a breach is occurring or about to occur, and such breach is not cured by Executive within ten (10) days of such Notice. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.


12.  SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be paid in cash or check from the general funds of the Bank, as the case may be, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment.


13.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

14.  NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

15.  MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future of as to any act other than that specifically waived.


16.  REQUIRED PROVISIONS.

     (a) The Bank may terminate the Executive's employment at any time, but any termination by the Bank, other than termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause as defined in Section 8 hereinabove.

     (b) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) (12 USC 1818(e)(3)) or 8(g) (12 USC 1818(g)) of the Federal
Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and
(ii) reinstate (in whole or in part) any of the obligations which were suspended.

     (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e) (12 USC (S)1818(e)) or 8(g) (12 USC (S)1818(g)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Bank is in default as defined in Section 3(x) (12 USC 1813(x)(1)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (i) by the Director or his or her designee, at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) (12 USC
(S)1823(c)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1982; or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (f) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 USC
Section 1828(k) and any regulations promulgated thereunder.

     (g) The required provisions in this Section 16 were inserted pursuant to existing applicable federal regulations. Any future regulatory changes which amend or repeal the required provisions in a manner favorable to Executive shall be automatically incorporated into this Section 16 upon the effective date of such regulatory change. The term "Director" has the meaning ascribed to it in the OTS Regulations.



17.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

18.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

19.  GOVERNING LAW.

     This Agreement has been executed and delivered in the State of New York, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State but only to the extent not superseded by federal law.

20.  PAYMENT OF LEGAL FEES.

      All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, if a judgement, settlement, or award in arbitration, is entered in favor of Executive.

21.  ARBITRATION OF DISPUTES

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New York City in accordance with the rules of the American Arbitration Association. Judgment may be entered on the arbitrator's awarded in any court having jurisdiction.


22.  INDEMNIFICATION.

     The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at their expense, and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank or any of its subsidiaries (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, such settlements to be approved by the Board of Directors of the Bank, if such action is brought against Executive in his capacity as an officer or director of the Bank or any of its subsidiaries.

                                   SIGNATURES

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and Executive has signed this Agreement, all as of the day and year set forth below.


                                    BANKERS FEDERAL SAVINGS FSB

                                    BY:


                                    /s/ Eldon C. Hanes
                                    --------------------------------------------
                                    Eldon C. Hanes
                                    Chairman of the Board









                                    EXECUTIVE


                                    /s/ James Randall
                                    -------------------------------------------
                                    James Randall

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made effective as of August 1, 1996 by and between BFS Bankorp, Inc., a corporation organized under the laws of the State of Delaware, (the "Holding Company") with its principal administrative office at 110 William Street, New York, New York and James A. Randall ("Executive"). Any reference to "Bank" herein shall mean Bankers Federal Savings, FSB or any successor thereto.

    WHEREAS, the Holding Company wishes to assure itself of the continued services of Executive for the Holding Company and the Bank for the period provided in this Agreement; and

    WHEREAS, Executive is willing to continue to serve in the employ of the Holding Company and Bank on a full-time basis for said period.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.  POSITION AND RESPONSIBILITIES.

    During the period of his employment hereunder, Executive agrees to serve as a member of the Board of Directors, and President and Chief Executive Officer, of the Holding Company and the Bank. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Holding Company, subject to the Holding Company agreeing to indemnify Executive for his services in such capacities. Failure to reelect Executive as President and Chief Executive Officer, or failure to nominate (and as to the Bank, elect) Executive to the Board of Directors, without the consent of the Executive, shall constitute a breach of this Agreement.

2.   TERMS AND DUTIES.

  (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Unless Notice to the contrary (as provided below) is given to the Executive, each year as of August 1 this Agreement shall automatically extend for an additional year, such that the remaining term of the Agreement shall be thirty-six months. If Notice is given to the Executive, this Agreement shall terminate at the end of thirty-six months following August 1 of the year in which the Notice is given. For purposes of this Section 2, Notice means a written Notice to the Executive of the non-extension of this Agreement. Such Notice must be given to the Executive no later than July l of any year to be effective on August 1 of that year.

  (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Holding Company and the Bank and any subsidiary of the Holding Company or Bank; provided, however, that from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Holding Company, or materially affect the performance of Executive's duties pursuant to this Agreement.

  (c) In the event that Executive's duties and responsibilities with respect to the Bank are temporarily or permanently terminated pursuant to Sections 8 or 16 of Employment Agreement dated as of June __, 1996, between Executive and the Bank ("Bank Agreement") and the course of conduct upon which such termination is based would not constitute grounds for termination for Cause under Section 8 of this Agreement, then Executive shall, to the extent practicable, assume such duties and responsibilities formerly performed at the Bank as part of his duties and responsibilities as President and Chief Executive Officer of the Holding Company, and he shall be entitled to the compensation and other benefits from the Holding Company as set forth in this Agreement. Nothing in this provision shall be interpreted as restricting the Holding Company's right to remove Executive for Cause in accordance with Section 8 of this Agreement.

3.  COMPENSATION AND REIMBURSEMENT.

  (a) The compensation and other benefits specified under the Bank Agreement shall constitute the salary and benefits paid for the duties described in
Section 2(b). The Executive shall receive as compensation from the Bank (or the Holding Company in lieu thereof) a salary of not less than $260,000 per year ("Base Salary"). Such salary shall be payable no less frequently than monthly. During the period of this Agreement, Executive's salary shall be reviewed at least annually in conjunction with the Bank's salary review of the Executive pursuant to the Bank Agreement; the first such review will be made no later than December 1, 1996. Such review shall be conducted by a Committee designated by the Board, and such Committee may increase (but not decrease) the Base Salary. In addition to the salary provided in this Section 3(a), Executive shall receive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Holding Company and the Bank.

  (b) The Executive shall be provided with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of, or during, the term of this Agreement or the Bank Agreement, and the Holding Company will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including retirement plans, pension plans, stock options plans, stock bonus plans, profit-sharing plans, health-and-accident plan, medical coverage or any other employee benefit plan or arrangement made available by the Holding Company and the Bank in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Holding Company and the Bank in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

  (c) In addition to the salary provided for by paragraph (a) of this Section 3, the Executive shall be reimbursed (by either Bank or Holding Company) for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may be provided such additional compensation in such form and such amounts as the Board may from time to time determine.

  (d) In the event that Section 2(c) of this Agreement applies by reason of the occurrence of the circumstances described therein, and the Executive receives or will receive less than the full amount of compensation and benefits formerly entitled to him under the Bank Agreement, the Holding Company shall assume the obligation to provide Executive with his compensation and benefits in accordance with Sections 3 through 7 of the Bank Agreement, less any compensation and benefits received by Executive from the Bank, subject to the terms and conditions of this Agreement including the termination for Cause provisions in
Section 8.

4.  PAYMENTS TO EXECUTIVE UPON TERMINATION OF EMPLOYMENT.

    (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination'' shall mean and include any one or more of the following: (i) the termination by the Holding Company of Executive's full-time employment hereunder for any reason other than following a Change in Control, as defined in Section 5(a) hereof, or termination for Cause, as defined in Section 8 hereof, or the nonrenewal of this Agreement pursuant to Section 2(a) hereof; and (ii) Executive's resignation from the Holding Company's employ, upon any (A) failure to elect or reelect or to appoint or reappoint Executive as President and Chief Executive Officer, or to nominate (and as to the Bank, elect) Executive to the Board of Directors, (B) material change in Executive's function, duties, or responsibilities, or from the position and attributes thereof described in
Section 1 above, to which Executive has not agreed in writing (and any such material change shall be deemed a continuing breach of this Agreement), (C) liquidation, dissolution, consolidation, or merger of the Holding Company in which the Holding Company is not the resulting entity, or transfer of all or substantially all of the assets of the Holding Company in which the Holding Company is not the resulting entity, and to which Executive does not consent, or
(D) material breach of this Agreement by the Holding Company. Upon the occurrence of any event described in clauses (ii) (A), (B), (C) or (D), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days prior written notice given within a reasonable period of time (not to exceed, except in case of a continuing breach, four calendar months) after the event giving rise to said right to elect, which termination by Executive shall be an Event of Termination.

  (b) Upon the occurrence of an Event of Termination, the Executive, or in the event of his subsequent death (subsequent to an Event of Termination), his beneficiary or beneficiaries, or his estate, as the case may be, shall receive as severance pay or liquidated damages, or both, an amount equal to three times the sum of: (i) the highest annual rate of Base Salary paid to Executive at any time under this Agreement, and (ii) the greater of (x) the average annual cash bonus paid to Executive with respect to the three completed fiscal years prior to the Event of Termination, or (y) the cash bonus paid to Executive with
respect to the fiscal year ended prior to the Event of Termination.   At the
election of the Executive pursuant to Section 4(d), such payments shall be made in a lump sum or paid in equal monthly amounts during the period over which payments are to be made, following the Executive's termination.

  (c) Upon the occurrence of an Event of Termination, life, health and disability coverage substantially identical to the coverage maintained by the Holding Company or the Bank shall be continued for Executive prior to his termination. Such coverage shall cease upon the earlier of Executive's employment by another employer (which employer offers substantially similar life, health and disability insurance coverage as provided to Executive prior to the Event of Termination) or thirty-six (36) months following such termination.

  (d) During the term of this Agreement, Executive may, on an annual basis, provide the Holding Company with his election as to whether the cash benefits due Executive under this Agreement shall be paid to Executive in a lump sum or in equal monthly payment over a period of thirty-six (36) months or over such shorter period that such payments are otherwise, pursuant to this Agreement, to be paid. Executive's election as to the distribution of benefits shall be made on a form provided by the Employer. Such election shall be irrevocable for the year for which such election is made, and after the occurrence of an Event of Termination. In the event of Executive's termination prior to the making of an election pursuant to this subsection 4(d), the Employer, at its discretion, shall determine whether the payments shall be made to the Executive in a lump sum or in equal monthly payments.

5. CHANGE OF CONTROL.

  (a) No benefit shall be payable under this Section 5 unless there shall have been a Change in Control of the Holding Company, as set forth below. For purposes of this Agreement, a "Change in Control" of the Holding Company shall mean an event, which occurs subsequent to the date of this Agreement, of a nature that: (i) would be required to be reported by the Holding Company in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a change in control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency) thereunder; or (iii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities representing 20% or more of a class of securities of the Bank or Holding Company ordinarily having the right to vote at the election of directors ("Voting Securities"), except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust established with the approval of the Incumbent Board (as defined below), and except that an investment advisor shall not be deemed to acquire the voting stock of its advisee if the advisor votes the stock only upon instruction from the beneficial owner, and does not provide the beneficial owner with advice concerning the voting of such stock; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's shareholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a merger, consolidation or sale of all or substantially all the assets of the Bank or the Holding Company occurs unless such merger or consolidation or sale of assets shall have been affirmatively recommended to the Holding Company's stockholders by a majority of the Incumbent Board; or (d) a proxy statement soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a Plan of Reorganization, merger or consolidation of the Holding Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed, unless the reorganization, merger or consolidation shall have been affirmatively recommended to the Holding Company's stockholders by a majority of the members of the Incumbent Board; or (e) a tender offer is made for 20% or more of the voting securities of the Bank or Holding Company. Notwithstanding the foregoing provisions of Section 5(a), as to any acquisition of shares of Voting Securities by BFS Gould, Inc., Gould Investors L.P., Fredric H. Gould or any person or entity affiliated with such person or entities, under their direct or indirect control, or acting on their behalf or in concert with them (collectively referred to as "Gould"), a Change in Control shall not be deemed to have occurred unless Gould shall have acquired more than seventy-five percent (75%) of a class of Voting Securities.

  (b) If any of the events described in Section 5(a) hereof constituting a Change in Control shall have occurred or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c), (d) and (e) this Section 5 upon his subsequent termination of employment at any time during the term of this Agreement (regardless of whether such termination results from his resignation or his dismissal), unless such termination is (A) because of his death or Retirement, or, (B) for Disability. A termination of Executive's employment by the Holding Company following a Change in Control shall be deemed to have occurred upon any material change in Executive's function, duties, title, or responsibilities or scope from the position and attributes thereof described in Section 1 above, or upon any reduction in Executive's Base Salary, to which Executive has not agreed in writing.

  (c) Upon the occurrence of a Change in Control followed by the termination of Executive's employment by the Holding Company (including a termination referred to in the last sentence of Section 5(b) above), the Executive, or, in the event of his subsequent death (subsequent to such termination), his beneficiary or beneficiaries, or his estate, as the case may be, shall receive as severance pay or liquidated damages, or both, an amount equal to three times the sum of: (i) the highest annual rate of Base Salary paid to Executive at any time under this Agreement, and (ii) the greater of (x) the average annual cash bonus paid to Executive with respect to the three completed fiscal years prior to the termination, or (y) the cash bonus paid to Executive with respect to the fiscal year ended prior to the termination. Upon a Change in Control, and without any termination (including a termination referred to in the last sentence of Section 5(b) above) of Executive's employment by the Holding Company, Executive shall have the right to elect to terminate his employment with the Holding Company (during the term of this Agreement), and the Executive, or, in the event of his subsequent death (subsequent to such termination), his beneficiary or beneficiaries, or his estate, as the case may be, shall receive as severance pay or liquidated damages, or both, an amount equal to three times the highest annual rate of Base Salary paid to Executive at any time under this Agreement. At the election of the Executive pursuant to Section 4(d), such payment may be made in a lump sum or paid monthly during the thirty-six (36) months following the Executive's termination.


  (d) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Holding Company will cause to be continued life, health and disability insurance coverage substantially identical to the coverage maintained by the Holding Company for Executive prior to his severance. Such coverage shall cease upon the earlier of Executive's employment by another employer (which employer offers substantially similar life, health and disability insurance coverage as provided to Executive prior to the termination) or thirty-six (36) months following such termination of employment.


6. TERMINATION FOR DISABILITY.

  (a) If, as a result of Executive's incapacity due to physical or mental illness, he shall have been absent from his duties with the Holding Company on a full-time basis for twelve (12) consecutive months, and within thirty (30) days after written Notice of Termination is given he shall not have returned to the full-time performance of his duties, the Holding Company may terminate Executive's employment for "Disability.

  (b) During the first twelve (12) months of the Executive's disability referred to above, the Executive will receive, as disability pay, a monthly payment equal to the Executive's monthly rate of Base Salary on the effective date of such termination. Thereafter, such payments will equal 3/4 of the Executive's monthly rate of Base Salary. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier (i) the date

Executive returns to the full-time employment of the Holding Company in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Holding Company; (ii) Executive's full-time employment by another employer at an annual salary equal to or greater than the Base Salary in effect at the date of Disability; (iii) Executive attaining the normal age of retirement; or (iv) Executive's death. Notwithstanding any other provision to the contrary, the Bank may apply any proceeds from disability income insurance for Executive which was paid for by the Bank or Holding Company as partial or complete satisfaction of its obligation under this section.

  (c) The Holding Company will cause to be continued life, health and disability coverage substantially identical to the coverage maintained by the Holding Company for Executive prior to his termination for Disability. This coverage shall cease upon the earlier of (i) the date Executive returns to the full-time employment of the Holding Company, in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Holding Company; (ii) Executive's full-time employment by another employer, if the Executive is provided, or had available to him, coverage substantially equal to or better than that provided by the Bank or the Company; (iii) Executive's attaining the normal age of retirement, or (iv) the Executive's death.

  (d) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to Executive during any period during which Executive is incapable of performing his duties hereunder by reason of temporary disability.

7.  TERMINATION UPON RETIREMENT.

  Termination by the Holding Company of the Executive based on "Retirement" shall mean termination at normal retirement age in accordance with a qualified retirement plan maintained by Bank, or any retirement arrangement established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Holding Company or other plans to which Executive is a party. In addition, the Holding Company will cause to be continued life and health coverage substantially identical to the coverage maintained by the Holding Company and the Bank for Executive prior to his Retirement until his death.

8.  TERMINATION FOR CAUSE.

  The term "Termination for Cause" shall mean: termination upon Executive's conviction of an offense involving executive's duties with respect to either the Bank or the Holding Company; Executive's failure to follow a specific directive of the Board (as reflected in minutes of the Board), which directive the Executive was notified in writing that the failure to follow would result in a termination of Cause; breach of fiduciary duty involving improper and material personal benefit; or willful violation of any law, rule, regulation governing a savings association, a holding company therefor and their affiliates, which failure, breach or willful violation results in substantial loss that causes a substantial reduction in the Company's consolidated equity capital; or a material breach of any provision of the Agreement. Executive shall be deemed to have been terminated for Cause when there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Notice of Termination for Cause, provided that if Executive shall be acquitted of the charges for which he was indicted, or if the indictment is dropped or invalidated, Executive shall be entitled to the payments specified in Section 4 hereof. Provided further that if within thirty
(30) days after any Notice of Termination for Cause is given as provided below, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning whether there was "cause" for termination, the Holding Company shall continue payments and benefits under this Agreement until the earlier of the settlement or resolution of the dispute or the expiration of the remaining term of this Agreement. If it is ultimately determined that Executive was not entitled to such payments and benefits, he shall return all cash payments made to him, without interest. Any stock options granted to Executive under any stock option plan of the Bank, the Holding Company or any subsidiary or affiliate thereof, shall not be exercisable by Executive upon receipt of a Notice of Termination for Cause, provided that if the grounds for such termination are subsequently determined not to have been present, all options held by Executive (vested or unvested) at the time of the receipt of Notice of Termination for Cause shall be exercisable and the time period for exercising the options shall be extended to a date ending on the later of the original term of the option, or 30 days after the dispute is settled).

9.  NOTICE.

  Any purported termination by the Holding Company or by Executive shall be communicated by Notice of Termination to the other party hereto.

  For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and, if termination is for Cause, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. "Date of Termination" shall mean such date as is not less than thirty (30) days after a Notice of Termination is given. Upon notice of termination for Cause, which termination is disputed by Executive in writing, the parties shall promptly proceed to arbitration of the dispute in accordance with Section 21 of this Agreement. If it shall be subsequently determined in arbitration that grounds for Termination for Cause did not exist, Executive shall be entitled to the payments specified in Sections 4.

10. POST-TERMINATION OBLIGATIONS.

    (a) All payments and benefits to Executive under this Agreement shall be subject to

Executive's compliance with paragraph (b) of this Section 10 during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

    (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Holding Company as may reasonably be required by the Holding Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party. Executive shall be reimbursed for his reasonable expenses, including attorney fees, incurred hereunder.

11. CONFIDENTIALITY.

    Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Holding Company and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever.

    Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Holding Company. In the event of a breach or threatened breach by the Executive of the provisions of this Section 11, the Holding Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Associates or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed, provided Executive has been informed by the Holding Company of its views that a breach is occurring or about to occur and such breach is not cured by Executive within ten (10) days of such Notice. Nothing herein will be construed as prohibiting the Holding Company from pursuing any other remedies available to the Holding Company for such breach or threatened breach, including the recovery of damages from Executive.

12. SOURCE OF PAYMENTS.

    All payments provided in this Agreement shall be paid in cash or check from the general funds of the Holding Company. Such payments will be made only to the extent the Holding Company becomes obligated to make such payments in whole or in part to the Executive under Section 3(d) hereof. No special or separate fund shall be established and no other segregation of assets shall be made to assure payment.

13. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

    This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Holding Company Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring of Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

14. EFFECT OF ACTION UNDER BANK AGREEMENT

    Notwithstanding any provision herein to the contrary, in the event benefits (including salary) are paid to Executive by the Bank under the Bank Agreement, such benefits (including salary) paid by the Bank will be deemed to satisfy the corresponding obligation (including salary and any payments due under Sections 3, 4 and 5 of this Agreement) of the Holding Company under this Agreement.

    It is understood that the Executive may be terminated under Sections 8 or 16 of the Bank Agreement or his rights under the Bank Agreement may terminate under
Section 16 of the Bank Agreement, but that the basis for any such termination may not provide a valid basis for termination under this Agreement.

15. NO ATTACHMENT.

    (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

    (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Holding Company and their respective successors and assigns.

16. MODIFICATION AND WAIVER.

    (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

    (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future of as to any act other than that specifically waived

17. SEVERABILITY.

    If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.


18. HEADINGS FOR REFERENCE ONLY.

    The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

19. GOVERNING LAW.

    This Agreement its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Delaware.

20. PAYMENT OF LEGAL FEES.

    All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Holding Company, if Executive is successful.

21. ARBITRATION OF DISPUTES

    Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New York City in accordance with the rules of the American Arbitration Association. Judgment may be entered on the arbitrator's awarded in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

22. INDEMNIFICATION.

    The Holding Company shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at their expense, and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Delaware (or New York) law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Holding Company or any of its subsidiaries (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, such settlements to be approved by the Board of Directors of the Holding Company, if such action is brought against Executive in his capacity as a officer or director of the Holding Company or its subsidiaries. Indemnification shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of his duties, unless permitted by applicable law.



    IN WITNESS WHEREOF, BFS Bankorp, Inc. has caused this Agreement to be executed and its seal to be affixed hereunto by its officers "hereunto duly authorized, and Executive has signed this Agreement, all as of the day and year first above written.

                                    SIGNATURES



                                    BFS BANKORP, INC




                                    /s/ Eldon C. Hanes
                                    ----------------------------------
                                    Eldon C. Hanes
                                    Chairman of the Board




                                    EXECUTIVE

                                    /s/ James A. Randall
                                    ----------------------------------
                                    James A. Randall